As filed with the Securities and Exchange Commission on September 20, 1996

Registration No. 333-_____
==========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                     __________________________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                         PARK ELECTROCHEMICAL CORP.
           (Exact name of registrant as specified in its charter)

          New York                                        11-1734643
    (State or other jurisdiction of                          (I.R.S. Employer
    Incorporation or organization)                          Identification No.)
5 Dakota Drive
Lake Success, New York  11042
(Address, including zip code, of principal executive offices)

Park Electrochemical Corp.
1992 Stock Option Plan
(Full title of Plan)
 _________________________________

Stephen E. Gilhuley
Secretary and General Counsel
Park Electrochemical Corp.
5 Dakota Drive
Lake Success, New York  11042
(Name and address of agent for service)
(516) 354-4100
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------
Title of securities to be |Amount to be         |Proposed maximum offering
registered                |registered(1)        |price per share(3)
- ---------------------------------------------------------------------------
Common Stock, $.10 par    |   550,000 shares    |        $17.9375
value, and Preferred      |                     |
Stock Purchase Rights(2)  |                     |
- ---------------------------------------------------------------------------
- --------------------------------------------------
Proposed maximum aggregate|Amount of registration
offering price (3)        |fee
- --------------------------------------------------
      $9,865,625.00       |     $3,402.00
- --------------------------------------------------
(1) Plus such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Plan.

(2) The Preferred Stock Purchase Rights initially trade only with the Common Stock and are not currently exerciseable.

(3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low sales prices of the Common Stock on the New York Stock Exchange, Inc. Composite Tape on September 18, 1996, as reported by The Wall Street Journal.



                                   PART I


INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT


Item  1.    Plan Information.

Item  2.    Registrant Information and Employee Plan Annual Information.
























































                                     I-1

                                   PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

            The following documents which have heretofore been filed by Park Electrochemical Corp., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

            1. The Company's Annual Report on Form 10-K for the fiscal year ended March 3, 1996 (the "1996 Form 10-K").

            2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 2, 1996.

            3. The Company's Proxy Statement for its 1996 Annual Meeting of Shareholders, to the extent it is incorporated by reference in the 1996 Form 10-K.

            4. The description of the Company's Common Stock, par value $.10 per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on April 6, 1984 pursuant to
      Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            5. The description of the Company's Preferred Stock Purchase Rights contained in Amendment No. 1 on Form 8-A/A to the Company's Registration Statement on Form 8-A, filed with the Commission on August 10, 1995 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

            Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interest of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers.

            The New York Business Corporation Law (the "BCL") generally permits indemnification and advancement of expenses to corporate officers and directors other than in instances where a judgment or other final adjudication adverse to the officer or director establishes (i) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. In addition, the BCL provides that the indemnification and advancement of expenses provided for by statute are not the exclusive basis upon which a corporation may indemnify its officers and directors, and that a corporation may provide for indemnification pursuant to the certificate of incorporation or by-laws or, when authorized by the certificate of incorporation or by-laws, pursuant to a resolution of the board of directors, a resolution of the shareholders or an agreement for indemnification.

            Paragraph XI of the Company's Restated Certificate of Incorporation provides, in effect, that any person made a party to any action, suit or proceeding by the fact that he, his testator or intestate, is or was a director, officer or employee of the Company, or any corporation which he served as such at the request of the Company, shall be indemnified by the Company against the reasonable expenses (including attorneys' fees) and, to the extent permitted by law, any amount paid in a court approved settlement actually and necessarily incurred in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

            Article VIII of the Company's By-Laws generally provides for indemnification of and advancement of expenses to the Company's officers and directors unless otherwise expressly prohibited by the BCL or, unless relating to an action (other than an action for enforcement of indemnification) initiated by the officer or director without the authorization of the Company's Board of Directors, and establishes procedures to obtain such indemnification. Under Article VIII, the Company is obligated to indemnify certain persons, including officers and directors of the Company, who by virtue of such capacity are, were or are threatened to be made a party to a civil, criminal or other legal action. Indemnification will extend to costs and expenses (as defined in Article
VIII) related to such action. At the election of the indemnitee, expenses also can be advanced by the Company, as long as the indemnitee undertakes to repay such advances in the event that a court determines that indemnification is not permissible in that particular case. Article VIII, which by its terms is not the exclusive basis for granting certain indemnification rights, establishes a procedure whereby indemnification or advancement of expenses generally must occur within 45 days after the request for such indemnification is made by the indemnitee.

            In May 1996, the Company purchased from Reliance Insurance Company insurance covering the Company's directors and officers against claims arising out of their service to the Company and its subsidiaries. The insurance policy runs for a period of one year at a total cost of $64,000.

Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

Exhibit
Number      Description

4.01 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.01 of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 27, 1995 (File No. 1-4415)).

4.02 By-Laws, as amended (incorporated by reference to Exhibit 3(i) of the Company's Current Report on Form 8-K dated January 23, 1996 (File No. 1-4415)).

5           Opinion of Stephen E. Gilhuley, Esq.

23.01       Consent of Ernst & Young LLP

23.02       Consent of Stephen E. Gilhuley, Esq. (Included in Exhibit 5)

24 Power of Attorney (included on signature pages of this Registration Statement)

Item 9.     Undertakings.

            (a)  The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Success, State of New York, on the 17th day of July, 1996.

                                           PARK ELECTROCHEMICAL CORP.


                                           By: /s/ Brian E. Shore
                                              -------------------------
                                                 Brian E. Shore
                                                 President

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes Jerry Shore and Brian E. Shore, or either one of them, to execute in the name of each such person and to file any amendment to this Registration Statement and appoints Jerry Shore and Brian E. Shore, or either one of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file any amendments to this Registration Statement, including any and all post-effective amendments.

      Signature                         Title                    Date

/s/ Jerry Shore             Chairman of the Board,          July 17, 1996
- ---------------------       and Chief Executive Officer
Jerry Shore                 (principal executive officer)


/s/ Paul R. Shackford       Treasurer, Vice President       July 17, 1996
- ---------------------       and Chief Financial Officer
Paul R. Shackford           (principal financial and
                            accounting officer)

/s/ Anthony Chiesa          Director                        July 17, 1996
- -----------------------
Anthony Chiesa


/s/ Lloyd Frank             Director                        July 17, 1996
- -----------------------
Lloyd Frank


/s/ Norman M. Schneider     Director                        July 17, 1996
- -----------------------
Norman M. Schneider


/s/ Brian E. Shore          Director                        July 17, 1996
- -----------------------
Brian E. Shore


/s/ E. Phillip Smoot        Director                        July 17, 1996
- -----------------------
E. Phillip Smoot

                                EXHIBIT INDEX


Exhibit
Number     Description                                           Page No.

4.01       Restated Certificate of Incorporation, as amended
           (incorporated by reference to Exhibit 3.01 of
           the Company's Quarterly Report on Form 10-Q
           for the fiscal quarter ended August 27, 1995,
           (File No. 1-4415))................................       -


4.02       By-Laws, as amended (incorporated by reference to
           Exhibit 3(i) of the Company's Current Report on
           Form 8-K dated January 23, 1996 (File No. 1-4415))       -


5          Opinion of Stephen E. Gilhuley, Esq..............        9


23.01      Consent of Ernst & Young LLP.....................       11


23.02      Consent of Stephen E. Gilhuley, Esq. (included in
           Exhibit 5).......................................        -


24         Power of Attorney (included on signature pages of
           this Registration Statement).....................        -





































                                                         Exhibit 5

PARK ELECTROCHEMICAL CORPORATION
5 Dakota Drive
Lake Success, New York 11042
(516) 354-4100
Fax:  (516) 354-4128



September 19, 1996



Park Electrochemical Corp.
5 Dakota Drive
Lake Success, New York 11042

Re:   Registration of 550,000 Shares of Common
      Stock, $.10 par value, of Park
      Electrochemical Corp. on Registration
      Statement on Form S-8

Dear Sirs:

I am the Secretary and General Counsel of Park Electrochemical Corp., a New York corporation (the "Company"), and am familiar with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 550,000 shares (the "Shares") of the Company's Common Stock, $.10 par value, which may be purchased by employees of the Company or its subsidiaries pursuant to the Park Electrochemical Corp. 1992 Stock Option Plan (the "Plan").

This opinion is being furnished pursuant to Item 8 of Part II of the Registration Statement.

In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement,
(ii) the Certificate of Incorporation and the By-Laws of the Company, as each is currently in effect, (iii) resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the proposed registration of the Shares and (iv) such other documents as I have deemed necessary or appropriate as a basis for this opinion.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified by me, I have relied upon statements and representations of officers and other representatives of the Company and others.

I am licensed to practice law in the State of New York, and I do not purport to express an opinion herein concerning any laws other than the laws of the State of New York.







Based upon and subject to the foregoing, I am of the opinion that the Shares are duly authorized and that (1) when the Registration Statement shall have become effective, (2) when the provisions of the securities and blue sky laws of certain jurisdictions shall have been complied with and (3) when the Shares, certificates for which shall have been duly executed, shall have been duly delivered against payment of the consideration therefor in accordance with the Plan, the Shares will be legally issued and fully-paid and non-assessable under the laws of the State of New York, subject, however, to the provisions of Section 630 of the New York Business Corporation Law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,


/s/ Stephen E. Gilhuley
Stephen E. Gilhuley
Secretary and General Counsel













































                                                            Exhibit 23.01


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (the "Registration Statement") pertaining to the 1992 Stock Option Plan of Park Electrochemical Corp. (the "Company") of our report dated April 18, 1996, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K of the Company for the fiscal year ended March 3, 1996 and to the reference to our firm under the heading "Experts" in the prospectus relating to the Registration Statement.


/s/ Ernst & Young LLP

Ernst & Young LLP

New York, New York
September 19, 1996